Exhibit 99.1

11111 Santa Monica Blvd., Suite 810 Los Angeles, CA 90025 (310) 806-4434 www.industrialrealtygroup.com

VIA ELECTRONIC MAIL

September 5, 2025

Hall of Fame Resort & Entertainment Company
2014 Champions Gateway, Suite 100
Canton, OH 44708
Attn:   Karl Holtz
Tim Kelly
Email: karl@karlholzadvisorsllc.com
tim.kelly@hofvillage.com

Re:            Notice of Intent to Terminate Merger Agreement and Non-Extension of Note & Security Agreement

Dear Karl and Tim:
Please be advised as follows:

Notice of Termination of Merger Agreement

Reference is made to that certain Agreement and Plan of Merger, dated May 7, 2025, by and among Hall of Fame Resort & Entertainment Company (the “Company”), HOFV Holdings, LLC (“Parent”) and certain other parties thereto (as amended or supplemented from time to time, the “Merger Agreement”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement.

Pursuant to Section 8.1(e) of the Merger Agreement, Parent hereby provides written notice of its intention to terminate the Merger Agreement due to the Company’s failure to perform its obligations thereunder. Specifically, the Company has failed to satisfy its obligations under Section 7.2(g) of the Merger Agreement which requires the Company to obtain executed consents from the third parties listed on Schedule 7.2(g), including, without limitation, all holders of the Company’s 8% Convertible Notes due 2025 issued July 1, 2020 (as such notes may be amended from time to time, the “PIPE Notes”). These consents are material to the Transaction, and the failure to obtain them constitutes a material breach of the Company’s obligations under Section 7.2(b).

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11111 Santa Monica Blvd., Suite 810 Los Angeles, CA 90025 (310) 806-4434 www.industrialrealtygroup.com

As a result, and in accordance with Section 8.1(e), Parent hereby notifies the Company of Parent’s intention to terminate the Merger Agreement effective as of September 17, 2025 (the “Termination Date”), unless the Company cures such breach prior to the Termination Date.

Notice of Maturity and Non-Extension of Debt Instruments

In addition to, and in connection with, the termination notice referenced above, please be advised of the following regarding (i) that certain Note and Security Agreement (“Note & Security Agreement”), dated November 14, 2024, by and among the Company, HOF Village Newco, LLC (“Newco”), HOF Village Retail I, LLC, HOF Village Retail II, LLC, and CH Capital Lending, LLC (in its capacity as lender under the Note and Security Agreement, “Bridge Lender”), as the same has been amended from time to time prior to the date hereof through and including the Ninth Amendment to Note and Security Agreement dated July 24, 2025, pursuant to such amendments, the total Facility Amount (as defined in the Note & Security Agreement) was increased to $15,000,000 and (ii) that certain Omnibus Extension of Debt Instruments entered into effective as of March 31, 2025 (“Omnibus Modification”) made by and among CH Capital Lending, LLC, a Delaware limited liability company (in its capacity as a lender under the instruments subject to such document, “CHCL”), IRG, LLC, a Nevada limited liability company (“IRG”), and Midwest Lender Fund, LLC, a Delaware limited liability company (“MLF” individually; IRG, CHCL and MLF are referred to collectively as the “Omnibus Debt Instrument Lenders”; the Omnibus Debt Instrument Lenders, collectively with the Bridge Lender, the “Lenders”), the Company and Newco, which governs the Subject IRG Debt Instruments (as defined therein). Capitalized terms used but not defined herein have the meanings ascribed to them in the Note & Security Agreement and the Omnibus Modification, as applicable.

The Note & Security Agreement and the Subject IRG Debt Instruments mature on September 30, 2025.

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11111 Santa Monica Blvd., Suite 810 Los Angeles, CA 90025 (310) 806-4434 www.industrialrealtygroup.com

Please be advised that, effective as of the date hereof, the Lenders, as applicable, will not consent to any further:

(i)
increases in the Facility Amount (of which $14,870,616.88 in principal (including all capitalized interest) is outstanding as of September 1, 2025, (exclusive of any other fees, expenses and any other amounts due and owing), nor to any further extensions of the maturity date, in each case, under the Note & Security Agreement; or

(ii)	extensions of the maturity date of the Subject IRG Debt Instruments.

Accordingly, absent an event of default occurring prior to such date, the outstanding balance of all loans made pursuant to the Note & Security Agreement and the Subject IRG Debt Instruments will be due and payable in full on September 30, 2025.

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Los Angeles • New York • Sacramento • Chicago • Akron • Cleveland • Columbus • Cincinnati • Detroit

11111 Santa Monica Blvd., Suite 810 Los Angeles, CA 90025 (310) 806-4434 www.industrialrealtygroup.com

Sincerely,

HOFV HOLDINGS, LLC

By:	/s/ Stuart Lichter
Name: Stuart Lichter
Title: President

CH CAPITAL LENDING, LLC

By:	/s/ Richard Klein
Name: Richard Klein
Title: Chief Financial Officer

IRG, LLC

By:	S.L. Properties, Inc., its Manager

By:	/s/ Stuart Lichter
Name: Stuart Lichter
Title: President

MIDWEST LENDER FUND, LLC

By:	S.L. Properties, Inc., its Manager

By:	/s/ Stuart Lichter
Name: Stuart Lichter
Title: President

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